Exhibit 10

                               PURCHASE AGREEMENT
                                     BETWEEN
                  SHAREHOLDERS OF CREATIVE EATERIES CORPORATION
                           A NEVADA PUBLIC CORPORATION
                                       AND
                  SHAREHOLDERS OF FRANCHISE CAPITAL CORPORATION
                           A NEVADA PUBLIC CORPORATION

AGREEMENT, made this 4th day of October 2005, by and between Franchise Capital Corporation ("FCC") and Creative Eateries Corporation ("CEC").

                                    RECITALS

WHEREAS, FCC is a the managing member and 90% owner of Kokopelli Franchise Company, LLC, the managing member and 72.5% owner in Comstock Jake's Franchise Company, LLC, the managing member and 100% owner of Cousin Vinnie's Franchise Company, LLC, and the managing member and 100% owner of Kirby Foo's Franchise Company, LLC which are considered their portfolio companies (Restaurants).

WHEREAS, FCC's portfolio companies operate restaurant concepts (Concepts) Kokopelli Sonoran Grill(R), Comstock Jake's(R), Cousin Vinnie's Italian Diner(R), and Kirby Foo's Asian Grill(R). These Concepts, offer to the public franchise restaurant concepts. The Concepts include, among other things: all assets, including company owned and operated stores, specific trademarks or service marks, including without limitation, trademarks, logos and related commercial symbols and slogans, and recipes and related liabilities.

WHEREAS, other third parties, as individuals and entities are owners of the remaining membership interests in the Restaurants and are as listed in Exhibit B.

WHEREAS, CEC desires to purchase the Restaurants and the Concepts from FCC, for $2,161,493 to be paid in $200,000 in cash and 3,583,667 shares of CEC's restricted common stock consistent with the following terms.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

                      THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                      REPRESENTATIONS AND WARRANTIES OF FCC

FCC hereby represents and warrants to CEC that:

     1.1 FCC will transfer to CEC its manager positions and ownership in each of the Restaurants and the Concepts including, without limitation, all hard assets including company owned and operated stores, specific trademarks or service

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marks, including without limitation, trademarks, logos and related commercial symbols and slogans, and recipes and related liabilities in exchange for $2,161,493 to be paid in $200,000 in cash and 3,583,667 shares of CEC's restricted common stock. Said shares shall be exempt from reverse splits and dilution as stated in 2.2.

     1.2 FCC Organization. FCC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     1.3 Restaurants Organization. The Restaurants are LLC's duly organized, validly existing and in good standing under the laws of Arizona, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     1.4 Capital. Management of FCC owns control of the Restaurants and therefore has the right to vote for the completion of this transaction. FCC represents that there are no other issued and outstanding open subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating FCC in regards to the Restaurants.

     1.5 Financial Statements. The most recent financial statements of the Restaurants are attached as Exhibit A. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by the Restaurants throughout the period indicated, and fairly represent the financial position of each as of the date of the balance sheet included in the financial statements.

     1.6 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CEC and/or its attorneys shall have the opportunity to meet with the accountants and attorneys to discuss the financial condition of the Restaurants. FCC shall make available to CEC and/or its attorney all books and records of the Restaurants, once reasonable notice of such request has been given.

     1.7 Authority. The Board of Directors of FCC have authorized the execution of this Agreement and the consummation of transactions contemplated herein, and FCC has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of FCC, and is enforceable in accordance with its terms and conditions.

     1.8 Ability to Carry Out Obligations. The execution and delivery of this Agreement by FCC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of FCC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of FCC.

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     1.9 Full Disclosure. None of the representations and warranties made by FCC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     1.10 Good Title. Other than as described in Exhibit A, the Restaurants have good and marketable title to all of its property free and clear of any liens, claims and encumbrances of any nature, form or description.

     1.11 Indemnification. FCC and the Restaurants agrees to defend and hold CEC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by FCC to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by FCC under this Agreement.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF CEC

CEC hereby represents and warrants to FCC that:

     2.1 CEC will deliver $2,161,493 to be paid in $200,000 in cash and 3,583,667 shares of CEC's restricted common stock. Said shares shall be exempt from reverse splits and dilution as stated in 2.2 below. The $200,000 in cash will be delivered within ninety days after closing. Once $200,000 in cash is received FCC will deliver their ownership in Kokopelli Franchise Company, LLC. FCC's ownership in Comstock Jake's Franchise Company, LLC, Cousin Vinnie's Franchise Company, LLC, and Kirby Foo's Franchise Company, LLC will be delivered upon closing. CEC will acquire FCC's position in the Restaurants and the Concepts including, without limitation, all hard assets including company owned and operated stores, specific trademarks or service marks, including without limitation, trademarks, logos and related commercial symbols and slogans, and recipes and related liabilities.

     2.2 CEC agrees the 3,583,667 shares of restricted common stock shall carry a limited exemption from reverse splits and dilution. CEC assures FCC that for as long as they own their shares, or after a period of twenty-four months, or which ever comes first, FCC shall control a minimum of 5% of the total outstanding shares of CEC, or hold a minimum of 3,000,000 shares of CEC, or which ever is the least. A review of FCC's position in CEC shall be conducted every three months starting on November 15, 2005. If it is discovered that FCC does not hold a minimum of 5% of the total outstanding shares of CEC, or hold a minimum of 3,000,000 shares of CEC, or which ever is the least at the time of review, CEC will issue the difference in restricted common stock within 15 days of the review.

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     2.3 Financial Ability. CEC is a corporation duly organized, validly existing and in good standing, and has the necessary wherewithall to complete this agreement through its legal counsel.

     2.4 Authority. CEC has authorized the execution of this Agreement and the consummation of transactions contemplated herein through its legal counsel. CEC's legal counsel has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of CEC, and is enforceable in accordance with its terms and conditions.

     2.5 Ability to Carry Out Obligations. The execution and delivery of this Agreement by CEC and the performance by CEC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which CEC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CEC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of CEC.

     2.6 Full Disclosure. None of the representations and warranties made by CEC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by CEC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.7 Indemnification. CEC agrees to defend and hold FCC and the Restaurants harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by CEC to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by CEC under this Agreement.

                                   ARTICLE III

                                    COVENANTS

     3.1 Investigative Rights. From the date of this Agreement until the Closing date, FCC shall provide the other full access during normal business hours to all properties, books, contracts, commitments, and records of Restaurants for the purpose of examining same.

     3.2 Conduct of Business. Prior to the Closing, the Restaurants shall conduct its business in the normal course and FCC, and the Restaurants, shall not sell, pledge or assign any assets without the prior written consent of CEC. Neither CEC nor the Restaurants shall amend its articles of incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur

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additional or newly-funded liabilities, acquire or dispose of fixed assets or settle or discharge any balance sheet receivable other than in the normal course of business.

     3.3 Required Corporate Action by CEC. CEC and its officers and directors shall cause a meeting to be held as soon as practicable for the purpose of voting on the approval of this Agreement.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO CEC'S PERFORMANCE

     4.1 Conditions. CEC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. CEC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by CEC of any other condition of or any of CEC's other rights or remedies, at law or in equity, if FCC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     4.2 FCC Performance. FCC shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     4.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FCC in this Agreement or in any written statement that shall be delivered to CEC by FCC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.
                                    ARTICLE V

                     CONDITIONS PRECEDENT TO FCC PERFORMANCE

     5.1 Conditions. FCC obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. FCC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by FCC of any other condition of or any of FCC other rights or remedies, at law or in equity, if CEC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 CEC Performance. CEC shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CEC in this Agreement or in any written statement that shall be delivered to FCC by CEC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

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                                   ARTICLE VI

                                     CLOSING

     6.1 Closing. The Closing of this transaction shall be held at a place and on a date mutually acceptable to the parties.

     At the Closing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:


By CEC:

     A. CEC will deliver $2,161,493 to be paid in $200,000 in cash and 3,589,407 shares of CEC's restricted common stock. The 3,583,667 shares of CEC's restricted common stock shall be delivered within ten days after closing and subjected to the terms and conditions stated in
          Section 2.2 of this agreement. The $200,000 in cash will be delivered within ninety days after closing.

By FCC:

     A. Its membership in the Restaurants, with the exception of Kokopelli Franchise Company, LLC which will be delivered upon the receipt of the $200,000, and all books and records including, but not limited to, the Concepts which includes, among other things, specific trademarks or service marks, including without limitation, all hard assets including company owned and operated stores, specific trademarks or service marks, including without limitation, trademarks, logos and related commercial symbols and slogans, and recipes and related liabilities.

                                   ARTICLE VII

                                    REMEDIES

     7.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     7.2 Termination. In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

     (i) upon the failure of any condition not otherwise waived by the parties;
or

     (ii) upon mutual consent of the respective boards of directors of CEC and FCC.

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                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

     8.3 Non-Waiver. Except as other wise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     8.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

     8.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any all such prior discussions and/or agreements herein.

     8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Arizona.

     8.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     8.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

          CEC Representative:
                                    -------------------
                                    -------------------
                                    -------------------

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           FCC Representative:
                                    -------------------
                                    -------------------
                                    -------------------

     8.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

     8.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     8.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

     8.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.

     AGREED TO AND ACCEPTED as of the date first above written.


     Creative Eateries Corporation:


     By /s/ Frank Holdraker
       -----------------------------------
       Frank Holdraker, President & C.E.O.


     Franchise Capital Corporation:


     By /s/ Edward C. Heisler
       -----------------------------------
       Edward C. Heisler, President & C.E.O.

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                                    Exhibit A

                     Financial Statements of the Restaurants










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              KOKOPELLI FRANCHISE COMPANY, LLC FINANCIAL STATEMENTS
















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           COMSTOCK JAKES FRANCHISE COMPANY, LLC FINANCIAL STATEMENTS



















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           COUSIN VINNIE'S FRANCHISE COMPANY, LLC FINANCIAL STATEMENTS

















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             KIRBY FOO'S FRANCHISE COMPANY, LLC FINANCIAL STATEMENTS

















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                                    EXHIBIT B

                     Third Party Members to the Restaurants


         Kokopelli Franchise Company, LLC -

                                                  Dr. Jeffery Martin - 10% Owner


         Comstock Jake's Franchise Company, LLC -

                                                   Alexis Group, LLC - 25% Owner

                                                   Roger Enfield - 2.5% Owner


         Cousin Vinnie's Franchise Company, LLC -

                                                   No third party owners


         Kirby Foo's Franchise Company, LLC -

                                                   No third party owners

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